Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 13, 2014, except for the effects of the reverse stock split described in Note 1 as to which the date is March 24, 2014, relating to the financial statements and financial statement schedules, which appears in IMS Health Holdings, Inc.’s Registration Statement on Form S-1, as amended (Registration No. 333- 193159).

/s/ PricewaterhouseCoopers LLP

New York, NY

April 9, 2014